John McAfee Returns to Public Markets as MGT Capital Agrees to Acquire Security/Privacy Technology

Mr. McAfee to be Chairman and CEO of renamed John McAfee Global Technologies

HARRISON, NY (May 9, 2016) MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that it has entered into a definitive asset purchase agreement to acquire certain technology and assets from D-Vasive Inc., a provider of leading edge anti-spy software. D-Vasive offers a powerful tool for protection from the proliferation of invasive apps by consumer products companies, social networks, financial institutions and others. These invasive apps can secretly turn on a phone’s microphone and camera, as well as monitor geographic movements and access contacts. The D-Vasive technology operates in a unique way, allowing the user to manage and control the device’s internal hardware. D-Vasive will be available shortly for Android and Windows platforms, followed by a release for Apple iOS.

In conjunction with the acquisition, MGT is pleased to announce the proposed appointment of John McAfee as Executive Chairman and Chief Executive Officer. Mr. McAfee, the visionary pioneer of internet security, sold his anti-virus company to Intel for $7.6 billion, and is actively involved in the development of new measures to protect individual freedoms and privacy. Mr. McAfee stated, “The enormous impact of cybersecurity on our lives requires the scale and resources of a public company. Our ability to continue to hire the best minds in the business will be vastly enhanced with a public platform. With the acquisition of D-Vasive technology as a starting point, we expect to grow MGT into a successful and major force in the space.” MGT Capital also intends to change its corporate name to John McAfee Global Technologies, Inc.

Additionally, MGT has entered into a consulting agreement with Future Tense Secure Systems Inc., a technology incubator with investments in other applications requiring privacy, such as file sharing and chat. It is contemplated by the parties that future collaborations or investments may occur going forward.

Closing of the acquisition is contingent on customary conditions including approval by MGT’s stockholders. Major terms of the deal include the payment to D-Vasive Inc. stockholders of 23.8 million restricted shares of MGT stock and $300,000 in cash. The proposed share issuance is expected to amount to roughly 47% of the Company on a pro-forma fully diluted basis at closing. More detailed information can be found in the Company’s Form 8-K filed this morning with the Securities and Exchange Commission, available at www.sec.gov, or the MGT website at www.mgtci.com.

About MGT Capital Investments, Inc.

MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing intellectual property assets. MGT’s portfolio currently includes social casino and gaming platforms, and ownership stakes in DraftDay.com, a top daily fantasy sports wagering platform and DraftDay Fantasy Sports, Inc. operator of an online entertainment marketing and rewards platform.

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward–looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company Contact

MGT Capital Investments, Inc.

Robert Ladd, Chief Executive Officer

rladd@mgtci.com

914–630–7430